UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 12, 2008
(Date of earliest event reported)

ROYAL INVEST INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware --------------------------------	000-27097 --------------------------------	98-021578 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

595 Fifth Avenue, 4th Floor
New York, New York, 10017 USA
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(Address of principal executive offices) (Zip Code)

(203) 557-3845
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02      Departure of Directors or Certain Officers; Elecion of Directors; Appointment of Certain Offices; Compensatory Arrangements of Certain Oficers.

On October 22,2008 an Extra-Ordinary General Meeting of Sharehlders of Royal Invest Europe B.V. and Royal Invest Development and Services B.V. the Dutch subsidiaries of the Registrant took place in Amsterdam, The Netherlands (hereinafter the "Subsidiaries").  At the shareholders meeting the Subsidiaries accepted the resignation of Mr. David Havenaar as the Director of the Subsidiaries and appointed Lambert J.C.M. Kassing, a consultant to the Registrant and Subsidiaries for the past two years to replace him with a new Management Contract at € 15.000 per month.

Lambert J.C.M. Kassing graduated with a degree in business economics specializing in Dutch tax law from Rotterdam Erasmus University in 1989. During the last few years at the University he worked as a personal assistant of the renowned professor Dr Jan H Christaanse and assisted him with his many activities among others as Secretary General of the International Fiscal Association and as the chairman of the Tax Committee in the first chamber of the Dutch parliament.  In these years, a colleague student from Groningen and him founded the still existing monthly published magazine “Forfaitair” for all Dutch university students specialised in tax law (at that time 2.000 students) connected through the National Committee for Tax Students (Landelijk Overleg Fiscalisten, LOF).

Mr. Kassing worked as a tax consultant with the international Certified Public Accounting firm Price Waterhouse where he concentrated on management of the international tax department, , the education of new tax assistants, and the creation of a marketing database and the library services for international tax laws. During these years, he also graduated from the European Tax Law studies and was rewarded by his professors for presenting the best paper of his year.  One of his final tasks was the setting up the merger and acquisition department for Price Waterhouse in Holland jointly with three other colleagues.

Mr. Kassing later joined a smaller accounting firm in the centre of Holland (Crop de Kleuver / Schram Konijnenberg). After two years he incorporated his own firm Cappa Accountants and Tax Consultants in Zoetermeer.   In 1997, he had some major artists as his clients. One of these was an opera production company, which he took over. As an opera producer, he created productions of AIDA, Carmen and Madam Butterfly in Zurich, London, Helsinki, Lisbon, Copenhagen, Verona, Pretoria and Doha (Qatar) for at least two hundred thousand people in total. Aside from various famous singers various orchestras were involved in this multi-million productions, among others the famous ones of Arena di Verona and the London Philharmonic Orchestra. In absence of local promoters who could present this type of shows on a world wide scale, Lambert supported the Operama artistic director, Giuseppe Raffa, in his activities as a composer of a new musical Gitana. In 2004, Gitana was launched in Madrid to various Media Companies.

After his active work as a tax consultant and in between the opera projects, Lambert Kassing was hired by various companies as interim manager.  In October 2006 he with a partner created Statenconsult BV, which now is actively engaged in various projects bringing in the expertise in finance, business development and organisation.

             In addition, the Registrant further renewed its Agreement with Sec Attorneys, LLC for € 12.500 per month to provide management and legal services to the Registrant.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

                                Financial Statements:

                                        None

                                Exhibits:

Exhibit No.                      Document Description

                                                        10.1                               Resignation of Statenconsult (David Havenaar)
                                                        10.2                               Extra-Ordinary General Meeting of Sharehlders of Royal Invest Europe B.V.
                                                        10.3                               Extra-Ordinary General Meeting of Sharehlders of Royal Invest Development and Services B.V.
                                                        10.4                               Management Contract for Lambert J.C.M. Kassing
                                                        10.5                               Sec Attorneys, LLC Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL INVEST INTERNATIONAL CORP.
(Registrant)

Date: November 12, 2008	By: /s/ JERRY GRUENBAUM
Jerry Gruenbaum
Chief Executive Officer
(Duly Authorized Officer)

Date: November 12, 2008	By: /s/ NATHAN LAPKIN
Nathan Lapkin
Chief Financial Officer
and President
(Principal Financial
and Accounting Officer)